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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest events reported): May 17, 2004

EDGEWATER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	0-20971 (Commission File Number)	71-0788538 (I.R.S. Employer Identification No.)
20 Harvard Mill Square Wakefield, Massachusetts (Address of principal executive offices)	01880 (Zip Code)

Registrant's telephone number, including area code: (781) 246-3343

Item 5—Other Events and Regulation FD Disclosure

        Edgewater Technology, Inc. ("Edgewater") hereby provides ISS additional information regarding tax fees that Edgewater reported in its proxy statement for its 2004 Annual Meeting of Shareholders.

FEES PAID TO INDEPENDENT AUDITORS

        The following table sets forth fees billed by Deloitte & Touche LLP for services rendered for the fiscal year ended December 31, 2003:

Audit Fees	$169,162
Audit-Related Fees	21,000
Tax Fees—Preparation and Compliance	196,705

Total Audit, Audit Related and Tax Preparation and Compliance Fees	386,867

Other Non-audit Fees:
Tax Fees-Other(1)	96,762

Total-Fees	$483,629

(1)
Tax Fees—Other includes tax advice on return filing matters including various state tax audits and an IRS examination of prior years returns of $38,698, state, federal and international consulting advice of $37,981, and other tax advice of $20,083.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWATER TECHNOLOGY, INC.
Dated: May 17, 2004	By:	/s/ KEVIN R. RHODES Kevin R. Rhodes Chief Financial Officer

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  Item 5—Other Events and Regulation FD Disclosure
FEES PAID TO INDEPENDENT AUDITORS
SIGNATURES